                          CERTIFICATE OF INCORPORATION

                                       OF

                       Cinergy Retail Power Limited, Inc.

     The  undersigned,  for the purpose of  organizing a  corporation  under the
General Corporation Law of the State of Delaware, certifies:

     FIRST: The name of the corporation is:

                       Cinergy Retail Power Limited, Inc.

     SECOND: The address of the corporation's  registered office in the State of
Delaware  is the  Corporation  Trust  Center,  1209 Orange  Street,  Wilmington,
Delaware 19801,  County of New Castle.  The name of the registered agent at such address is The Corporation Trust Company.

     THIRD:  The  purpose of the  corporation  is to engage in any lawful act or activity for which  corporations may be organized under the General  Corporation
Law of the State of Delaware.

     FOURTH:  The total  number of shares of stock which the  corporation  shall have  authority to issue is five hundred (500) shares of common  stock,  without par value.

     FIFTH:  The name and mailing address of the incorporator is Cecilia Temple,
139 East Fourth Street, 25 AT II, Cincinnati, Ohio 45202.

     SIXTH: A director of the corporation  shall not be personally liable to the corporation  or its  stockholders  for monetary  damages for breach of fiduciary duty as a director,  except for liability  (i) for any breach of the  director's duty of  loyalty  to the  corporation  or its  stockholders,  (ii)  for  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,  (iii) under Section 174 of the Delaware  General  Corporation
Law, or (iv) for any  transaction  from which the director  derived any improper personal benefit.  If the Delaware General  Corporation Law is amended after the date of the filing of this  Certificate  to authorize  corporate  action further eliminating or limiting the personal liability of directors,  then the liability of director of the  corporation  shall be  eliminated  or limited to the fullest extent  permitted by the Delaware  General  Corporation  Law, as so amended.  No repeal or  modification  of this Article SIXTH shall apply to or have any effect on the liability or alleged  liability of any director of the corporation for or with respect to any acts or omissions of such director  occurring  prior to such repeal or modification.

     SEVENTH:  The directors shall have power to make,  alter or repeal by-laws, except as may otherwise be provided in the by-laws.

     EIGHTH: Elections of directors need not be by written ballot, except as may otherwise be provided in the by-laws.

     WITNESS my signature this 6th day of August 2001.

                                                              /s/ Cecilia Temple
                                                              ------------------
                                                              Cecilia Temple
                                                              Sole Incorporator